UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 25, 2006

DAVITA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Hawaii Street

El Segundo, CA 90245

(Address of principal executive offices including Zip Code)

(310) 536-2400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4)

Item 1.01.	Entry into a Material Definitive Agreement.

On August 25, 2006, DaVita Inc. (the “Company”) entered into an Amended and Restated Alliance and Product Supply Agreement (the “Amended Supply Agreement”) with Gambro Renal Products Inc., a Colorado corporation (“Gambro Renal Products”) and Gambro AB, a Swedish company and the parent of Gambro Renal Products (“Gambro AB”). Gambro Renal Products and Gambro AB do not have any other material relationship with the Company or its affiliates. The Company entered into the original Alliance and Product Supply Agreement on October 5, 2005 (the “Original Supply Agreement”), in conjunction with the closing of its acquisition of Gambro Healthcare, Inc. (now DVA Renal Healthcare, Inc.) from Gambro, Inc., a Colorado corporation, a subsidiary of Gambro AB and an affiliate of Gambro Renal Products.

On May 29, 2006, the Company delivered a notice of termination of the Original Supply Agreement to Gambro Renal Products. The termination notice was based on an assertion of a material breach by Gambro Renal Products in the performance of its obligations under the Original Supply Agreement as a result of, among other things, Gambro Renal Products’ inability to supply certain products to the Company due to an import ban by the U.S. Food and Drug Administration (the “FDA”). The Amended Supply Agreement effectively revokes the Company’s May 29, 2006 termination notice and, during the import ban and for a period thereafter, permits the Company to secure alternate sources of supply for the products affected by the import ban. In addition, under the Original Supply Agreement, the Company was obligated to purchase, subject to specified transition periods, a significant majority of its requirements for hemodialysis products, supplies and equipment from Gambro Renal Products. The Amended Supply Agreement reduces the Company’s purchase obligations with respect to its requirements for such products, supplies and equipment.

The Amended Supply Agreement further provides that in the event of a material breach by Gambro Renal Products in the performance of its obligations under the Amended Supply Agreement, the Company may, as an alternative to terminating the entire agreement, terminate its obligation to purchase any products which gave rise to such breach. In addition, if the FDA’s current import ban is not lifted by June 30, 2007, the Company may terminate its obligations under the Amended Supply Agreement to purchase the products affected by the import ban.

The foregoing description of the Amended Supply Agreement is qualified in its entirety by reference to the Amended Supply Agreement which will be filed as an exhibit to the Company’s Form 10-Q for the quarter ended September 30, 2006. A copy of the press release announcing the Company’s entry into the Amended Supply Agreement is attached hereto as Exhibit 99.1.

The information included in this Current Report on Form 8-K contains forward-looking statements. All statements that do not concern historical facts are forward-looking statements. These statements involve substantial known and unknown risks and uncertainties that could cause the actual results to differ materially from those described herein, including those risks described in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. The Company’s forward-looking statements are based on information currently available to it, and the Company undertakes no obligation to update or revise these statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of DaVita Inc., dated August 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: August 30, 2006	By:	/s/ Joseph Schohl
Joseph Schohl
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of DaVita Inc., dated August 28, 2006.